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                                                                     EXHIBIT 5.1


                   [Letterhead of Weil, Gotshal & Manges LLP]



                                   May 1, 2002



LIN TV Corp.
Four Richmond Square
Suite 200
Providence, Rhode Island 02906

Ladies and Gentlemen:

                  We have acted as counsel to LIN TV Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, Registration No. 333-83068 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 16,847,500 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued pursuant to an Underwriting Agreement among the Company, Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated (the "Underwriting Agreement") to be filed as Exhibit 1.1 to the Registration Statement.

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the form of the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date and to be filed as Exhibit 3.1 to the Registration Statement, the form of the Amended and Restated Bylaws of the Company, as amended to date and to be filed as Exhibit 3.2 of the Registration Statement, the Registration Statement, the Prospectus contained therein, the Underwriting Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and



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[WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

LIN TV Corp.
May 1, 2002
Page 2


representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  In rendering this opinion, we have also assumed that (i) the Underwriting Agreement will be valid and binding, (ii) prior to the sale of the Shares, the Board of Directors (or a committee thereof authorized to act on its behalf) of the Company will duly authorize the terms of and the prices at which the Shares are to be issued and sold.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, with respect to the offering of the Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Shares and related matters; (iv) the terms of the Shares and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and by-laws of the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company; and (v) certificates representing the Shares in the form of the specimen certificates examined by us and filed as Exhibit 4.1 to the Registration Statement are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Shares, when issued and sold in accordance with the duly authorized, executed and delivered Underwriting Agreement will be duly authorized, validly issued, fully paid and non-assessable, assuming that a sufficient number of shares of the Company's Class A Common Stock are then authorized or reserved and available for issuance and that the consideration therefor is not less than the par value of the Company's Class A Common Stock.



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[WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

LIN TV Corp.
May 1, 2002
Page 3


                  The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                       Very truly yours,


                                       /s/ WEIL, GOTSHAL & MANGES LLP
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